UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

Black Gaming, LLC
 (Exact name of registrant as specified in its charter)

Nevada	333-123179	20-8160036
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10777 W Twain Ave, Las Vegas, Nevada	89135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 318-6888

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 8.01 Other Events.
As previously disclosed, Black Gaming, LLC (“Black Gaming” and together with its direct and indirect wholly-owned subsidiaries, the “Company”) failed to make the $5.625 million interest payment due on January 15, 2009 to the holders of the $125 million 9.0% Senior Secured Notes due 2012 (the “Notes”) issued by Black Gaming’s direct and indirect wholly-owned subsidiaries Virgin River Casino Corporation (“VRCC”), RBG, LLC (“RBG”) and B & B B, Inc. (“BBB” and collectively with VRCC and RBG, the “Issuers”). The Company also failed to make the interest payment prior to February 15, 2009, which was the expiration of the 30-day grace period provided in the Indenture, dated December 20, 2004 (the “Indenture”), governing the Notes. Therefore, an event of default has occurred under the Indenture, and the aggregate principal amount of the Notes, plus the unpaid accrued interest and any other amounts due and owing on the Notes could be declared immediately due and payable by the Trustee under the Indenture or by holders of 25% or more of the aggregate principal amount of the Notes.
As previously disclosed, the Company is in discussions with an ad hoc committee of entities who have represented that they hold more than 75% of the Notes (collectively, the “Noteholders”) regarding the Company’s financial alternatives. The Company is also in discussions with the Noteholders regarding the execution of a forbearance agreement related to the Indenture and the Notes.
Failure to make the interest payment on the Notes also constituted an event of default under the Company’s Credit Agreement with Wells Fargo Foothill, Inc. (“Wells Fargo Foothill”), dated as of December 20, 2004, as amended (the “Credit Agreement). As described below, on February 12, 2009, the Company entered into an Amended and Restated Forbearance Agreement with Wells Fargo Foothill (the “Wells Fargo Foothill Amended and Restated Forbearance Agreement”) with respect to the Credit Agreement. A covenant in the Wells Fargo Foothill Amended and Restated Forbearance Agreement required the Company to execute a forbearance agreement with the Noteholders by February 17, 2009 with respect to the Indenture and the Notes. As no forbearance agreement was executed with the Noteholders within this timeframe, the Company is currently in breach of the terms of the Wells Fargo Foothill Amended and Restated Forbearance Agreement, and Wells Fargo Foothill has the right to exercise any and all rights and remedies under the Credit Agreement, including the acceleration of the Company’s obligations under the Credit Agreement of approximately $14.9 million.
Failure to make the interest payment on the Notes also constitutes an event of default under the $66 million aggregate principal amount of 12.75% Senior Subordinated Discount Notes due 2013 (the “Discount Notes”) issued by the Issuers. There is no right to accelerate the obligations under the Discount Notes based on the nonpayment of interest on the Notes unless the obligations under the Notes are accelerated prior to their stated maturity. If Wells Fargo elects to accelerate the Company’s obligations under the Credit Agreement due to the breach of the terms of the Wells Fargo Foothill Amended and Restated Forbearance Agreement, the Company would also be in default under the Discount Notes. If the Company’s obligations under either the Notes or the Credit Agreement are accelerated, the aggregate principal amount of the Discount Notes, plus accrued and unpaid interest, if any, and any other amounts due and owing on the Discount Notes could be declared immediately due and payable by the Trustee under the indenture governing the Discount Notes or by holders of 25% or more of the aggregate principal amount of the Discount Notes.

Wells Fargo Foothill Amended and Restated Forbearance Agreement
On February 12, 2009, the Company and Wells Fargo Foothill entered into the Wells Fargo Foothill Amended and Restated Forbearance Agreement with respect to the Credit Agreement.
Pursuant to the Wells Fargo Foothill Amended and Restated Forbearance Agreement, during the Forbearance Period (as defined in the Wells Fargo Foothill Amended and Restated Forbearance Agreement) Wells Fargo Foothill agreed to forbear from enforcing its rights under the Credit Agreement that arise because of certain Designated Events of Default (as defined in the Wells Fargo Foothill Amended and Restated Forbearance Agreement) including the non-payment of interest on the Notes. Upon the expiration of the Forbearance Period, the forbearance shall terminate and Wells Fargo Foothill shall have the right to exercise any and all rights and remedies under the Credit Agreement, including the acceleration of the Company’s obligations under the Credit Agreement of approximately $14.9 million.
The Forbearance Termination Date (as defined in the Wells Fargo Foothill Amended and Restated Forbearance Agreement) is March 2, 2009, subject to extension to March 9, 2009 or earlier termination as provided in the Wells Fargo Foothill Amended and Restated Forbearance Agreement. A covenant in the Wells Fargo Foothill Amended and Restated Forbearance Agreement required the Company to execute a forbearance agreement with the Noteholders by February 17, 2009 with respect to the Indenture and the Notes. As no forbearance agreement was executed with the Noteholders within this timeframe, the Company is currently in breach of the terms of the Wells Fargo Foothill Amended and Restated Forbearance Agreement, and Wells Fargo Foothill has the right to exercise any and all rights and remedies under the Credit Agreement, including the acceleration of the Company’s obligations under the Credit Agreement of approximately $14.9 million. Wells Fargo Foothill also consented to the continued reduction of operations at the Company’s Oasis Resort Casino Golf and Spa (the “Oasis”) during the Forbearance Period.
The foregoing summary of the Wells Fargo Foothill Amended and Restated Forbearance Agreement is qualified in its entirety by reference to the complete text of the Wells Fargo Foothill Amended and Restated Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Extension of Oasis Gaming and Liquor Licenses
On February 10, 2009, the Mesquite City Council granted a 180-day extension of the Company’s liquor and gaming licenses to allow the continued temporary reduction of operations at the Oasis. The extension runs through July 31, 2009 at which time the Company may need to request another extension if the Company has not sufficiently increased its operations at the Oasis.

Item 9.01 — Financial Statements and Exhibits.

Exhibit	Name

Exhibit 10.1	Amended and Restated Forbearance Agreement dated February 12, 2009 between the Company and Wells Fargo Foothill

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Gaming, LLC
Date: February 19, 2009	By:	/s/ Sean P. McKay
Sean P. McKay
Its: Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Name

Exhibit 10.1	Amended and Restated Forbearance Agreement dated February 12, 2009 between the Company and Wells Fargo Foothill